UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2012

INNOSPEC INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification Number)

8375 South Willow Street, Littleton, Colorado	80124
(Address of Principal Executive Offices)	(Zip Code)

303-792-5554

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Innospec Inc. (the “Corporation”) held its annual meeting of shareholders on May 9, 2012, in New York, New York. The matters voted upon and the results of such voting are set forth below. Each proposal is described in more detail in the Corporation’s 2012 Proxy Statement filed and provided to shareholders in connection with the meeting.

Proposal 1: Re-election of Directors

Director	For	Withheld	Broker Non-Votes
Milton C. Blackmore	17,584,855	1,397,262	0
Robert I. Paller	5,499,419	13,482,698	0

Proposal 2: Advisory Vote on Executive Compensation. The shareholders approved, on an advisory (non-binding) basis, the compensation of the named executives disclosed in the 2012 Proxy Statement.

For	Against	Abstain	Broker Non-Votes
17,761,080	1,196,324	24,713	0

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of KPMG as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

For	Against	Abstain	Broker Non-Votes
21,023,190	52,056	84,876	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innospec Inc.

Date: May 11, 2012	By:	/s/ David E. Williams
David E. Williams
Vice President and General Counsel